Pricing Supplement No. 5 Dated September 3, 1998                 Rule 424 (b)(5)
                                                               File No. 33-51215

(To Prospectus dated December 8, 1993 and
Prospectus Supplement dated December 17, 1993)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series B
Due From Nine Months to Forty Years From Date of Issue
________________________________________________________________________________

Principal Amount:  $50,000,000           Original Issue Date:  September 9, 1998

Interest rate:  5.83%                    Maturity Date: September 9, 2005

Issue Price:  100% payable in            Proceeds to Issuer After
              immediately                Commission: 99.40%
              available funds

Agent's Commission:  .60%                Original Interest
                                         Accrual Date: September 9, 1998
Form:  Book-Entry
________________________________________________________________________________

Redemption:  The Offered Notes cannot be redeemed prior to maturity.

Capacity:  Agent

Use of Proceeds:    The net  proceeds  from  this  sale  and the  other  sale of
                    Offered  Notes  of even  date  herewith  will be used by the
                    Company to pay at maturity the Company's  $30,000,000  5.33%
                    1998 Series A Medium-Term Notes and a portion of the Company's outstanding short-term debt.


                                     Agent:

                              GOLDMAN, SACHS & CO.

Pricing Supplement No. 6 Dated September 3, 1998                 Rule 424 (b)(5)
                                                               File No. 33-51215

(To Prospectus dated December 8, 1993 and
Prospectus Supplement dated December 17, 1993)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series B
Due From Nine Months to Forty Years From Date of Issue
________________________________________________________________________________

Principal Amount:  $10,000,000           Original Issue Date:  September 9, 1998

Interest rate:  5.83%                    Maturity Date: September 9, 2005

Issue Price:  100% payable in            Proceeds to Issuer After
              immediately                Commission: 99.40%
              available funds

Agent's Commission:  .60%                Original Interest
                                         Accrual Date: September 9, 1998
Form:  Book-Entry
________________________________________________________________________________

Redemption:  The Offered Notes cannot be redeemed prior to maturity.

Capacity:  Agent

Use of Proceeds:    The net proceeds from this sale and the other sale of
		    Offered Notes of even date herewith will be used by the Company to pay at maturity the Company's $30,000,000
                    5.33% 1998 Series A Medium-Term Notes and a portion of the
                    Company's outstanding short-term debt.


                                     Agent:

                              SALOMON SMITH BARNEY